                                                         [ARTHUR ANDERSEN LOGO]




                                                                     EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Form 10-K and to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44012, 33-44599, 33-64032, 333-2676 and 333-70057) and on Form S-3 (File
No. 333-89649).


/s/ Arthur Andersen LLP

Denver, Colorado,
  April 13, 2000.